Exhibit 99.2

VOTE BY INTERNET—[ ]

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. New York City time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

ALLIQUA BIOMEDICAL, INC. 2150 CABOT BLV. WEST LANGHORNE, PA 19047	If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—[ ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. New York City time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [ ].

FORM OF PROXY

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposals:

1.	A proposal to approve the issuance of shares of common stock of Alliqua BioMedical, Inc. (“Alliqua”) to the equity holders of Celleration, Inc. (“Celleration”) pursuant to the Agreement and Plan of Merger, dated February 2, 2015, by and among Alliqua, ALQA Cedar, Inc., a wholly owned subsidiary of Alliqua, Celleration and certain representatives of the Celleration stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	Proposal to approve one or more adjournments of the Alliqua special meeting, if necessary, to solicit additional proxies in favor of the foregoing Proposal 1.	FOR ☐	AGAINST ☐	ABSTAIN ☐

 NOTE:    The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement of the Company for the Special Meeting to be held on [            ]. Please date and sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. Executors, administrators, trustees, etc., should give full title as such. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. If any other matters properly come before the meeting, the persons name in this proxy will vote in their discretion.

For address change/comments, mark here.        ☐

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:    The Prospectus, Notice & Proxy Statement is/are available at [                        ].

ALLIQUA BIOMEDICAL, INC.
Special Meeting of Stockholders
[            ] 9:00 AM
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoint(s) David Johnson, president and chief executive officer, and Brian Posner, chief financial officer, treasurer and secretary, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Alliqua BioMedical, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M., Eastern Time, on [            ] at the Sheraton Bucks County Hotel, located at 400 Oxford Valley Rd., Langhorne, PA 19047, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED REPLY ENVELOPE

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side